EX-4.4
Execution Copy
AMENDMENT NO. 1 TO
EXCHANGE RIGHTS AGREEMENT
          This Amendment No. 1 to Exchange Rights Agreement is made as of April 10, 2006 (this “Amendment”) by and among Starwood Hotels & Resorts (formerly Hotel Investors Trust), a real estate investment trust organized under the laws of the State of Maryland (the “Trust”), Starwood Hotels & Resorts Worldwide, Inc. (formerly Hotel Investors Corporation), a Maryland corporation (the “Corporation”), SLT Realty Limited Partnership, a Delaware limited partnership (the “Realty Partnership”), and SLC Operating Limited Partnership, a Delaware limited partnership (the “Operating Partnership”).
          WHEREAS, the Corporation, the Trust, the Realty Partnership and the Operating Partnership, each of the limited partners of the Realty Partnership and the Operating Partnership listed on the signature pages thereto (such limited partners, collectively, the “Starwood Partners”), and Firebird Consolidated Partners, L.P., a Delaware limited partnership (“Firebird”), entered into that certain Exchange Rights Agreement (the “Agreement”) as of January 1, 1995 (unless otherwise indicated, capitalized terms used herein are used herein as defined in the Agreement);
          WHEREAS, the Agreement provides for the rights of the Starwood Partners to tender Units (as defined in the Limited Partnership Agreement of the Realty Partnership (the “Realty Partnership Agreement”)) of the Realty Partnership (such Units issued by the Realty Partnership to Starwood Partners or Firebird being hereinafter called the “Realty Units”) and Units (as defined in the Limited Partnership Agreement of the Operating Partnership (as amended from time to time, the “Operating Partnership Agreement”)) of the Operating Partnership (such Units issued by the Operating Partnership to Starwood Partners or Firebird being hereinafter called the “Operating Units”) in exchange for either Paired Shares (as defined therein), cash or a combination of Paired Shares and cash, on the terms and conditions set forth therein;
          WHEREAS, the Corporation, the Trust and the Realty Partnership are parties to the Master Agreement and Plan of Merger entered into as of November 14, 2005, as amended on March 24, 2006 (the “Master Agreement”), by and among Host Marriott Corporation, Host Marriott, L.P. (“Host OP”), Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., the Corporation, the Trust, Sheraton Holding Corporation and the Realty Partnership, pursuant to which agreement Host OP would acquire all of the outstanding stock of the Trust (and, indirectly, the interests in Realty Partnership) in a reverse subsidiary merger transaction, and the Trust and the Realty Partnership would thereafter become wholly-owned direct or indirect subsidiaries of Host OP;
          WHEREAS, the Corporation and the Trust were parties to the Pairing Agreement dated June 25, 1980 between the Corporation and the Trust, as amended and restated pursuant to the Amended and Restated Intercompany Agreement, dated as of January 6, 1999 (the “Intercompany Agreement”), between the Corporation and the Trust, pursuant to which each Class B share of beneficial interest, par value $.01 per share, of the Trust (“Class B Shares”), and each share of common stock, par value $.01 per share, of the Corporation (“Corporation Shares”), were paired together as a unit such that Class B Shares are transferable only with an equal number of Corporation Shares and vice versa;
          WHEREAS, on April 7, 2006, in connection with the transactions contemplated by the Master Agreement, the Corporation and the Trust terminated the Intercompany Agreement, thereby de-pairing the Class B Shares from the Corporation Shares; and
          WHEREAS, the parties hereto desire to amend the Agreement to reflect the transactions and other matters described above and, pursuant to Sections 1(c) and 18 of the Agreement, the parties hereto may amend the Agreement without the consent of the other parties to the Agreement;
          NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
          Section 1. Amendments.
          (a) Sections 1 through and including 9 of the Agreement are hereby amended by deleting all such Sections in their entirety and adding in lieu thereof Sections 1 through and including 9 as set forth on Schedule A hereto.
          (b) Section 10 of the Agreement is hereby amended by substituting the addresses for notices to the Corporation or the Operating Partnership, with the following:
“Starwood Hotels & Resort Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Attention: General Counsel
Telecopy No. (914) 640-8310
with a copy to:
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Michael A. Gordon
Telecopy No. (312) 853-7036”
          (c) Section 11 of the Agreement is hereby amended by deleting such Section in its entirety and adding in lieu thereof the following:
          “SECTION 11. Definitions. For purposes of this Agreement:
     “Corporation Share Closing Price” shall mean, with respect to a particular date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular

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way on such date, in either case on the New York Stock Exchange, or if the Corporation Shares are not then listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Corporation Shares are then listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, the closing sale price on such date of the Corporation Shares or, in case no reported sale takes place on such date then, the average of the closing bid and asked prices on such date, on NASDAQ or any comparable system. If the Corporation Shares are not then quoted on NASDAQ or any comparable system, the Board of Directors of the Corporation shall in good faith determine the Corporation Share Closing Price.”
     “Disinterested Members” has the meaning set forth in the By-Laws of the Corporation, as amended from time to time.
     “Ownership Limit” has the meaning set forth in the Restated Articles, in each case as amended from time to time.
     “Restated Articles” means the Restated Articles of Incorporation of the Corporation, as amended from time to time after the date of this Agreement.
          (d) Section 12 of the Agreement is hereby amended by deleting such Section in its entirety and adding in lieu thereof the following: “SECTION 12. Determinations and Interpretation. All interpretations of the terms of this Agreement shall be resolved on behalf of the Corporation by its Disinterested Members.”
          (e) Section 14 of the Agreement is hereby amended by deleting the term “Starwood Units” and adding in lieu thereof the term “Operating Units”.
          (f) Section 18 of the Agreement is hereby amended by deleting the words “each of the Trust and” immediately prior to the words “the Corporation” in the second sentence of such Section.
          (g) Section 20 of the Agreement is hereby amended by deleting such Section in its entirety and adding in lieu thereof the following: “SECTION 20. Reserved.”
          (h) Exhibit A to the Agreement is hereby amended by deleting such Exhibit in its entirety and adding in lieu thereof a new Exhibit A as set forth on Schedule B hereto.
          Section 2. No Other Amendment or Waiver. Except as expressly set forth in this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect; and the parties hereto make no other amendment, alteration or modification of the Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Agreement or any right that they or it may have thereunder.
          Section 3. Governing Law. Except to the extent that Maryland law is mandatorily applicable to the rights and obligations of the stockholders of the Corporation, this Amendment, and the application or interpretation thereof, shall be governed exclusively by its terms and by the internal laws of the State of New York, without regard to principles of conflicts

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of laws as applied in the State of New York or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of New York.
          Section 4. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when the Corporation, the Trust, the Realty Partnership and the Operating Partnership shall have each executed a counterpart of this Amendment.

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          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto or by their duly authorized officers, all as of the date first above written.

STARWOOD HOTELS & RESORTS
a Maryland real estate investment trust

By:	/s/ Jared Finkelstein

Name: Jared Finkelstein
Title: Assistant Secretary

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
a Maryland corporation

By:	/s/ Jeff S. Drew

Name: Jeff S. Drew
Title: Senior Vice President & Treasurer

SLT REALTY LIMITED PARTNERSHIP
a Delaware limited partnership

By:	Starwood Hotels & Resorts,
its general partner

	By:	/s/ Jared Finkelstein

Name: Jared Finkelstein
Title: Assistant Secretary

SLC OPERATING LIMITED PARTNERSHIP
a Delaware limited partnership

By:	Starwood Hotels & Resorts Worldwide, Inc.,
its general partner

	By:	/s/ Jeff S. Drew

Name: Jeff S. Drew
Title: Senior Vice President & Treasurer

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SCHEDULE A
          SECTION 1. Right to Tender Operating Units. (a) Upon the terms and subject to the conditions of this Agreement, each holder of Operating Units shall have the right to tender to the Corporation outstanding Operating Units.
          (a) Notwithstanding any other provision of this Agreement, no Corporation Shares or cash shall be issued or paid in respect of any tender of Operating Units (i) prior to the expiration or termination of the waiting period applicable to such exchange and issuance, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as it may be amended from time to time or (ii) prior to the receipt of all governmental and regulatory approvals which are required to be obtained prior to such tender and issuance or payment.
          (b) The right to exchange Operating Units pursuant to this Agreement constitute a continuous offer and may not be withdrawn, amended or modified by the Corporation without the prior written consent of each holder of outstanding Operating Units adversely affected by such withdrawal, amendment or modification; provided that any withdrawal, amendment or modification that does not adversely affect any holder of outstanding Operating Units may be effected without the consent of such holder.
          SECTION 2. Acceptance of Tender; Election of Method of Payment for Tendered Operating Units. (a) Upon the terms and subject to the conditions of this Agreement, the Corporation shall accept Operating Units validly tendered in proper form and meeting all of the requirements of this Agreement. In order for Operating Units to be validly tendered pursuant to this Agreement, the registered holder thereof shall deliver to the Corporation, at the address provided pursuant to Section 10, a completed and duly executed Letter of Transmittal in the form attached hereto as Exhibit A (the “Letter of Transmittal”) and any other documents required by the Letter of Transmittal. The Corporation shall make all determinations as to the validity and form of any tender of Operating Units in accordance with the provisions of this Agreement and upon rejection of a tender shall give the tendering holder written notice of such rejection, which shall include the reasons therefor.
          (a) Unless otherwise determined by the Corporation, tenders of Operating Units pursuant to this Agreement shall be irrevocable and shall not be subject to withdrawal or modification; provided that if the Corporation makes the Share Election with respect to a tender, then within three days after such Election the tendering holder may elect to revoke such tender so long as (i) no public disclosure of such tender has been made prior to such revocation and (ii) such tendering holder reimburses the Corporation for all reasonable costs and expenses incurred in connection with such tender.
          (b) Within fifteen days after the valid tender pursuant to this Agreement of Operating Units, the Corporation shall make an election to pay for such Operating Units by delivering either (i) Corporation Shares (the “Share Election”), (ii) cash (the “Cash Election”) or (iii) a combination of Corporation Shares and cash (the “Combined Election”).
          SECTION 3. Share Election. (a) If with respect to any tender of Operating Units pursuant to this Agreement the Corporation makes the Share Election, then within twenty days after such tender the Corporation shall deliver to the tendering holder one Corporation Share for each Operating Unit validly tendered pursuant to the provisions of this Agreement.
          (a) No fractional Corporation Shares or scrip representing fractional Corporation Shares shall be issued upon exchange of Operating Units pursuant to this Agreement. If more than one Letter of Transmittal shall be delivered at one time by the same holder, the number of full Corporation Shares which shall be issuable upon exchange of the Operating Units tendered thereby shall be computed on the basis of the aggregate number of Operating Units so tendered. Instead of any fractional Corporation Shares which would otherwise be issuable upon exchange of any Operating Units, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Corporation Share Closing Price on the last business day preceding the date of exchange.
          (b) If a holder exchanges Operating Units pursuant to this Agreement, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on any issue of Corporation Shares upon such exchange. Such holder, however, shall (i) pay to the Corporation the amount of any additional documentary, stamp or similar issue or transfer tax which is due (or shall establish to the satisfaction of the Corporation the payment thereof) as a result of Corporation Shares being issued in a name other than the name of such holder and (ii) be responsible for all income or other taxes as a result of such exchange.
          SECTION 4. Cash Election. If with respect to any tender of Operating Units pursuant to this Agreement the Corporation makes or is deemed to have made the Cash Election, then within twenty days after such tender the Corporation shall pay to the tendering holder an aggregate amount of cash (the “Aggregate Cash Payment”) equal to the product of (i) the number of Corporation Shares which would have been delivered to such holder if the Corporation had made the Share Election with respect to such tender and (ii) the average Corporation Share Closing Price for the ten trading day period ending one day prior to the date of such tender.
          SECTION 5. Combined Election. (a) If with respect to any tender of Operating Units pursuant to this Agreement the Corporation shall make the Combined Election, then within twenty days after such tender the Corporation shall (i) notify the tendering holder of the number of such tendered Operating Units which will be exchanged for cash (the “Cash Units”) and the number of such tendered Operating Units which will be exchanged for Corporation Shares (the “Corporation Share Units”), (ii) pay to the tendering holder, in respect of each Cash Unit validly tendered pursuant to the provisions of this Agreement, an amount of cash equal to the average Corporation Share Closing Price for the ten trading day period ending one day prior to the date of such tender and (iii) deliver to the tendering holder one Corporation Share for each Corporation Share Unit validly tendered pursuant to the provisions of this Agreement.
          (a) The provisions of Sections 3(b) and 3(c) of this Agreement shall apply to the issuance of Corporation Shares pursuant to Section 5(a).
          SECTION 6. Registration Rights. If at any time after one year from the date of this Agreement, (a) a Starwood Partner validly tenders Operating Units pursuant to the provisions of this Agreement, (b) the Corporation makes the Share Election or the Combined Election with respect to such tender, or (c) as a result of the Ownership Limit such Starwood

Partner cannot receive the full number of Corporation Shares otherwise issuable to such Starwood Partner pursuant to such tender and such Election (without giving effect to the Ownership Limit) (the event described in clauses (a), (b) and (c) being referred to as a “Corporation Share Tender Reduction”; the number of such Corporation Shares which such Starwood Partner cannot receive pursuant to such tender as a result of the Ownership Limit being referred to as the “Unissued Corporation Shares”; and the Operating Units tendered in respect of such Unissued Corporation Shares being referred to as the “Delayed Payment Units”), then (i) subject to the other terms and conditions of this Agreement, such Starwood Partner shall be entitled to receive the number of Corporation Shares which it can receive pursuant to such tender, such Election and the Ownership Limit.
          SECTION 7. Representations of Tendering Holder. Each tender of Operating Units shall constitute a representation and warranty by the tendering holder of each of the representations and warranties set forth in the form of Letter of Transmittal. Without limiting the generality of the foregoing, unless, at the time of a tender for exchange of Operating Units, pursuant to this Agreement, a registration statement relating to any Corporation Shares to be delivered upon such tender is effective under the Securities Act of 1933, as amended (the “Securities Act”), such tender shall constitute a representation and warranty by the tendering holder to the Corporation that such tendering holder (i) is an “accredited investor” within the meaning of Rule 501 under the Securities Act; (ii) has sufficient knowledge and experience in financial and business matters and in investing in entities similar to the Operating Partnership and the Corporation so as to be able to evaluate the risks and merits of its investment in the Operating Partnership and the Corporation and it is able financially to bear the risks thereof; (iii) has had an opportunity to discuss the business, management and financial affairs of the Operating Partnership and the Corporation with the management of the Operating Partnership and the Corporation; and (iv) understands that the Corporation Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act and such Corporation Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.
          SECTION 8. Status of Tendering Holder. Until the holder of Operating Units tendered pursuant to this Agreement becomes a holder of record of the Corporation Shares issued in exchange therefor (in the case of a Share Election or a Combined Election) or until such holder has received cash in exchange therefor (in the case of a Cash Election or a Combined Election), such holder shall continue to hold and own such Operating Units for all purposes of the Operating Partnership Agreement. In the case of a Share Election or a Combined Election, no such holder shall have any rights as a stockholder of the Corporation in respect of such Corporation Shares until such holder becomes a holder of record of such Corporation Shares.
          SECTION 9. Reservation of Shares; Closing of Transfer Books. The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued Corporation Shares, solely for the purpose of effecting the exchange of Operating Units pursuant to this Agreement, enough Corporation Shares to permit the exchange of the then outstanding Operating Units. All Corporation Shares which may be issued upon exchange of the Operating Units shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof other than income taxes resulting from such exchange. The Corporation shall not close its transfer books so as to prevent the timely issuance of Corporation Shares pursuant to this Agreement.

SCHEDULE B
EXHIBIT A TO
EXCHANGE RIGHTS AGREEMENT
LETTER OF TRANSMITTAL
To Tender Operating Units
Pursuant to the Exchange Rights Agreement
Dated as of January 1, 1995, as amended

TO:	Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604

Description of Operating Units

	Name(s) and Address(es)	Units Tendered (Attach
	of Registered Owners	additional list if necessary)

Total

NOTE: SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE
ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
          The undersigned hereby tenders to Starwood Hotels & Resorts Worldwide, Inc (the “Corporation”) the above-described Operating Units (as defined in the Exchange Rights Agreement dated as of January 1, 1995, as amended (the “Exchange Rights Agreement”)) in accordance with the terms and conditions of the Exchange Rights Agreement and this Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged. All terms used herein but not defined herein are used as defined in the Exchange Rights Agreement.
          Subject to, and effective upon the issuance of Corporation Shares and/or the payment of cash, as the case may be, for the Operating Units tendered hereby, the undersigned hereby assigns and transfers to the Corporation all right, title and interest in and to all the Operating Units that are being tendered hereby and irrevocably constitutes and appoints the Corporation (the “Agent”), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) transfer such Operating Units on the books of the Operating Partnership and (ii) receive all rights, privileges and benefits, and any and all obligations and liabilities appertaining thereto and otherwise exercise all rights of beneficial ownership of such Operating Units, all in accordance with the terms of the Offer.
          The undersigned hereby represents and warrants to the Corporation (i) that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Operating Units and that upon payment therefor, the Corporation will acquire unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim, and (ii) that the tender complies with each and every provision of Section 1 of the Exchange Rights Agreement. The undersigned will, upon request, execute any additional documents deemed by the Corporation to be reasonably necessary or desirable to complete the sale, assignment and transfer of the tendered Operating Units.
          Unless a registration statement relating to any Corporation Shares to be delivered to the undersigned is effective under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby represents and warrants to the Corporation that the undersigned (i) is an “accredited investor” within the meaning of Rule 501 under the Securities Act; (ii) has sufficient knowledge and experience in financial and business matters and in investing in entities similar to the Operating Partnership and the Corporation so as to be able to evaluate the risks and merits of its investment in the Operating Partnership and the Corporation and it is able financially to bear the risks thereof; (iii) has had an opportunity to discuss the business, management and financial affairs of the Operating Partnership and the Corporation with the management of the Operating Partnership and the Corporation; and (iv) understands that any such Corporation Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, and any such Corporation Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration. If not sold pursuant to an effective registration statement, any such Corporation Shares will bear an appropriate legend indicating that such Corporation Shares have not been registered under the Securities Act and resale of such Corporation Shares is restricted under applicable securities laws.
          All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.
          The undersigned understands that, except as provided in Section 2(b) of the Exchange Rights Agreement, a tender of Operating Units pursuant to the Exchange Rights Agreement is irrevocable and constitutes a binding agreement between the undersigned and the Corporation upon the terms and subject to the conditions of the Exchange Rights Agreement.
          Unless otherwise indicated under “Special Delivery Instructions”, please mail any Corporation Shares issuable upon exchange of the Operating Units tendered hereby (or, if the Cash Election or the Combined Election is made, the cash payment payable pursuant thereto) to the address(es) of the registered holder(s) appearing under “Description of Units.” In the event that the Special Delivery Instructions are completed, please issue the Corporation Shares (or, if the Cash Election or the Combined Election is made, the cash payment payable pursuant thereto) in the name of the registered holder(s) and transmit the same to the person or persons so indicated.
          The Corporation and the undersigned agree that they will cooperate with each other and will make, execute, acknowledge, deliver, record and file, or cause to be made, executed, acknowledged, delivered, recorded and filed, at such times and places as the other may reasonably deem necessary, all other and further documents and instruments, and will take all other and further actions, as the other may reasonably request from time to time in order to effectuate the purposes and provisions of the tender made pursuant to this Letter of Transmittal.

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 4 and 5)
          To be completed ONLY if Corporation Shares or the cash payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.
Mail certificate(s) for Corporation Shares or cash payment to:

Name

(please print)

Address

(include Zip Code)

(Tax Identification or Social Security Number)
SIGN HERE
Complete Substitute Form W-9 included

(Signature(s) of holder of Operating Units)
(Must be signed by registered holder(s) as name(s) appear(s) on books and records of the Operating Partnership. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Dated

Name(s)

(please print)

Capacity
(Full Title)

Address

(include Zip Code)

Area Code and Tel. No.

Tax Identification or
Social Security No.

(Complete Substitute Form W-9)
Guarantee of Signature(s)
(See Instruction 1)

Authorized Signature

Name of Firm

Dated

INSTRUCTIONS
Forming Part of the Terms and Conditions of the
Exchange Rights Agreement
          1. Guarantee of Signature. No signature guarantee on this Letter of Transmittal is required unless the registered holder of the Operating Units has completed the box entitled “Special Delivery Instructions”. In such case all signatures on this Letter of Transmittal must be guaranteed by a member firm of any registered national securities exchange in the United States or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company (not a savings bank or a savings and loan association) having an office, branch or agency in the United States.
          2. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by the holder of Operating Units. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Agent.
          No alternative, conditional or contingent tenders will be accepted.
          3. Inadequate Space. If the space provided herein is inadequate, the Operating Units tendered and/or other information required should be listed on a separate schedule attached hereto.
          4. Signatures on Letter of Transmittal. The signature must correspond with the name as shown on the books and records of the Operating Partnership without any change whatsoever.
          If any of the Operating Units tendered hereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.
          If any tendered Operating Units are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.
          If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, each person should so indicate when signing, and proper evidence satisfactory to the Agent of their authority so to act must be submitted.
          5. Special Delivery Instructions. If a certificate for Corporation Shares or the cash payment is to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.
          6. Waiver of Conditions. The Corporation reserves the right to waive in its sole discretion any of the specified conditions of the Offer in the case of the Operating Units tendered; provided that any such waiver shall not adversely affect any holder of outstanding Operating Units without the consent of such holder.
          7. Back-up Withholding. Under the Federal income tax law, a person surrendering Operating Units must provide the Agent with his correct taxpayer identification number (“TIN”) on Substitute Form W-9 below unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed by the Internal Revenue Service and payments made in exchange for the surrendered Operating Units may be subject to back-up withholding of that rate provided by the Federal income tax law (such rate being at the date of the last amendment of the Exchange Rights Agreement, 28%).
          The TIN that must be provided is that of the registered holder of the Operating Units. The TIN for an individual is his social security number.
          8. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Exchange Rights Agreement and the Letter of Transmittal may be directed to the Agent at the address set forth above.

IMPORTANT TAX INFORMATION
          Under Federal income tax laws, a holder whose tendered Operating Units are accepted for payment is required by law to provide the Agent (as payer) with his correct taxpayer identification number on Substitute Form W-9 below. If such holder is an individual, the taxpayer identification number is his social security number. If the Agent is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder with respect to Operating Units purchased pursuant to the Offer may be subject to back-up withholding.
          If back-up withholding applies, the Agent is required to withhold, at that rate provided by the Federal income tax law (such rate being at the date of last amendment of the Exchange Rights Agreement 28%), of any such payments made to the holder of Operating Units. Corporation Shares otherwise deliverable hereunder may, at the expense (and with all risk of loss for the account) of the undersigned, be sold to pay such amounts. Back-up withholding is not an additional tax. Rather, the tax liability of persons subject to back-up withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.
Purpose of Substitute Form W-9
          To prevent back-up withholding on payments that are made to a holder of Operating Units purchased pursuant to the Offer, the holder is required to notify the Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct.
What Number to Give the Agent
          The holder is required to give the Agent the social security number or employer identification number of the record owner of the Operating Units.

PAYER’S NAME: Starwood Hotels & Resorts Worldwide, Inc.

Substitute Form W-9	Part 1 — Please provide your TIN in the box at right and certify by signing and dating below	Social Security Number/Employer Identification Number

Department of the Treasury/Internal Revenue Service	Certification — Under the penalties of perjury, (i) I certify that the information provided on this form is true, correct and complete and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

	Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACK-UP WITHHOLDING, AT THAT RATE PROVIDED BY THE FEDERAL INCOME TAX LAW (SUCH RATE BEING AT THE DATE OF LAST AMENDMENT OF THE EXCHANGE RIGHTS AGREEMENT 28%), OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.